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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 21, 2005

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	314-877-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL INSTRUCTIONS

A.    Rule as to Use of Form 8-K.
1.   Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

2.   Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12 or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12 or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2).

SEC 873 (6-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01	Entry into a Material Definitive Agreement.

Under the Company’s Note Purchase Agreement dated as of May 22, 2003 (“Original Note Purchase Agreement” filed as Exhibit 10.1 to the Company’s Form 10-Q for the period ended June 30, 2003), on December 21, 2005, the Company authorized the issuance and sale of its Series E and Series F fixed rate Senior Notes with an aggregate principal amount of $175,000,000. The Series E Senior Notes (“Series E”) were issued pursuant to the Fourth Supplement to the Original Note Purchase Agreement (“Fourth Supplement”) with an aggregate principal amount of $100,000,000. The Series F Senior Notes (“Series F”) were issued pursuant to the Fifth Supplement to the Original Note Purchase Agreement (“Fifth Supplement”) with an aggregate principal amount of $75,000,000. Series E and Series F are due in ten and seven years, respectively, and were sold to institutional investors.

Series E and Series F are subject to the customary representations and warranties contained in the Original Note Purchase Agreement. The fixed interest rate for Series E is 5.57% per annum on the principal amount and is due December 21, 2015. The fixed interest rate for Series F is 5.43% per annum on the principal amount and is due on December 21, 2012.

Further, immediately after the issuance of Series E and Series F, the Company amended the terms for each of its Series A, B, C, D, E and F Senior Notes in a First Amendment to the Original Note Purchase Agreement (“Amendment”). As a result of the Amendment, if the Company elects to pay additional interest, the Company’s ratio of total indebtedness to EBITDA may exceed the 3.5 to 1.0 limit, but be no greater than 4.0 to 1.0, for a period not to exceed 12 consecutive months. In addition, the Amendment broadens the Company’s ability to incur liens in certain circumstances.

Item 2.03	Creation of a Direct Financial Obligation.

The information contained in Item 1.01 of this Form 8-K regarding the terms of the Fourth Supplement and the Fifth Supplement to the Original Note Purchase Agreement, as well as the First Amendment to the Original Note Purchase Agreement is hereby incorporated by reference into this Item 2.03.

The Company intends to file as an exhibit to its Form 10-Q for the quarter ending December 31, 2005 the form of the Fourth Supplement and the Fifth Supplement to the Original Note Purchase Agreement as well as the Amendment to the Original Note Purchase Agreement.

Item 9.01	Exhibits.

Exhibit 99.1	Press Release dated December 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date: December 22, 2005	By:	/s/ T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release dated December 22, 2005.